Exhibit 99.1

Ixia Announces Third Quarter 2012 Results

Achieves Record Revenue of $109.6 Million; Announces Stock Repurchase Program

CALABASAS, CA, October 24, 2012 — Ixia (Nasdaq:XXIA) today reported its financial results for the third quarter ended September 30, 2012.

Total revenue for the 2012 third quarter was $109.6 million, compared with $77.3 million reported for the 2011 third quarter and $92.3 million reported for the 2012 second quarter. The 2012 third quarter includes $17.3 million for a full quarter of revenue from the recent acquisition of Anue Systems, Inc. (“Anue”), which closed in June 2012, and approximately $3.5 million of revenue attributable to the recently acquired BreakingPoint Systems, Inc. (“BreakingPoint”) for the period following the August 24, 2012 closing date.

On a GAAP basis, the company recorded net income for the 2012 third quarter of $11.4 million, or $0.15 per diluted share, compared with net income of $6.4 million, or $0.09 per diluted share, for the 2011 third quarter. GAAP results for the third quarter of 2012 include a tax benefit of approximately $12.7 million, or $0.15 per diluted share, for the reversal of valuation allowances related to deferred tax assets.

Non-GAAP net income for the 2012 third quarter was a record $15.8 million, or $0.20 per diluted share, compared with non-GAAP net income of $12.0 million, or $0.16 per diluted share, for the 2011 third quarter. Our non-GAAP results include the exclusion of the above mentioned valuation allowance reversal related to deferred tax assets.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measures for the three and nine months ended September 30, 2012 and 2011 may be found in the attached financial tables.

“We delivered another record quarter driven by high-speed Ethernet and our Network Visibility Solutions,” commented Vic Alston, Ixia’s president and chief executive officer. “Our geographic and customer mix in the third quarter reflected our two recent acquisitions that resulted in a higher percentage of domestic revenue as well as a stronger performance among service provider, enterprise and government accounts.”

Alston continued, “Market trends are shifting to mobility, security, cloud and massive data centers, all areas where Ixia has invested heavily over the past several years. With the transformative acquisitions of Anue and BreakingPoint, we are building a broad service validation platform that enables customers to design, deploy and assess their networks. Going forward, we believe these investments will help Ixia address larger, higher growth markets, as well as diversify our customer base.”

Ixia ended the third quarter with approximately $154 million in cash and investments, compared with $287 million at June 30, 2012. The cash and investments balance at the end of the third quarter 2012, reflects, among other items, the $164 million purchase price of BreakingPoint Systems, Inc. on August 24, 2012.

Ixia’s board of directors has authorized the repurchase of up to $25 million of the company’s common stock from time to time during the next twelve months on the open market or in privately negotiated transactions. The timing of repurchases and the actual number of shares repurchased will depend on a variety of factors, including Ixia’s stock price, regulatory requirements, and market conditions. The company may terminate the repurchase program at any time.

Conference Call and Webcast Information

Ixia will host a conference call today, at 5:00 p.m., Eastern time, for analysts and investors to discuss its 2012 third quarter results and its business outlook for the 2012 fourth quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia provides the industry’s most comprehensive converged IP network validation and network visibility solutions. Equipment manufacturers, service providers, enterprises, and government agencies use Ixia’s solutions to design, verify, and monitor a broad range of wired, Wi-Fi, and 3G/LTE equipment and networks. Ixia’s test solutions emulate realistic media-rich traffic and network conditions so that customers can optimize and validate the design, performance, and security of their pre-deployment networks. Ixia’s intelligent network visibility platforms provide clarity into physical and virtual production networks for improved performance, security, resiliency, and application delivery of cloud, data center, and service provider networks. For more information, visit www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the anticipated benefits and synergies of our recent acquisitions of Anue Systems, Inc. and BreakingPoint Systems, Inc. will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Investor Relations

Maria Riley 415-217-7722

or

Tom Miller, Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$51,188	$42,729
Short-term investments in marketable securities	20,161	156,684
Accounts receivable, net	102,776	65,357
Inventories	36,209	27,239
Prepaid expenses and other current assets	23,699	12,700

Total current assets	234,033	304,709

Investments in marketable securities	82,928	185,608
Property and equipment, net	28,793	25,060
Intangible assets, net	167,126	46,028
Goodwill	259,236	66,429
Other assets	5,605	6,633

Total assets	$777,721	$634,467

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,590	$5,005
Accrued expenses	48,568	27,301
Deferred revenues	63,153	40,963
Income taxes payable	2,648	895

Total current liabilities	128,959	74,164

Deferred revenues	13,635	10,092
Other liabilities	12,425	5,849
Convertible senior notes	200,000	200,000

Total liabilities	355,019	290,105

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2012 and December 31, 2011; 73,313 and 70,240 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	153,018	132,330
Additional paid-in capital	160,062	145,840
Retained earnings	106,595	63,962
Accumulated other comprehensive income	3,027	2,230

Total shareholders’ equity	422,702	344,362

Total liabilities and shareholders’ equity	$777,721	$634,467

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues:
Products	$88,656	$62,062	$233,637	$181,981
Services	20,896	15,209	53,901	42,724

Total revenues	109,552	77,271	287,538	224,705

Costs and operating expenses:(1)
Cost of revenues – products	20,509	14,164	49,511	41,199
Cost of revenues – services	2,735	1,573	7,595	4,682
Research and development	25,763	18,932	69,160	55,996
Sales and marketing	30,633	20,397	79,796	64,525
General and administrative	11,058	9,420	33,664	25,892
Amortization of intangible assets	9,960	4,239	19,363	11,718
Acquisition and other related	4,308	377	8,472	851
Restructuring	2,098	—	2,098	—

Total costs and operating expenses	107,064	69,102	269,659	204,863

Income from operations	2,488	8,169	17,879	19,842
Interest income and other, net	928	1,022	1,640	1,813
Interest expense	(1,800)	(1,800)	(5,400)	(5,400)

Income before income taxes	1,616	7,391	14,119	16,255
Income tax (benefit) expense	(9,785)	943	(28,514)	2,244

Net income	$11,401	$6,448	$42,633	$14,011

Earnings per share:
Basic	$0.16	$0.09	$0.59	$0.20
Diluted	$0.15	$0.09	$0.55	$0.20

Weighted average number of common and common equivalent shares outstanding:
Basic	72,805	69,613	71,659	68,968
Diluted	85,070	70,892	84,061	71,595

(1) Stock-based compensation included in:
Cost of revenues - products	$85	$81	$256	$329
Cost of revenues - services	33	31	99	125
Research and development	1,332	918	3,556	3,374
Sales and marketing	1,043	679	2,977	2,546
General and administrative	1,671	1,172	5,146	3,614

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

GAAP income from operations	$2,488	$8,169	$17,879	$19,842
Adjustments:
Stock-based compensation(a)	4,164	2,881	12,034	9,988
Amortization of intangible assets(b)	9,960	4,239	19,363	11,718
Acquisition and other related(c)	4,308	377	8,472	851
Restructuring (d)	2,098	—	2,098	—
Legal, contract settlements and other(e)	—	—	2,083	900
Inventory adjustments(f)	332	—	332	—

Non-GAAP income from operations	$23,350	$15,666	$62,261	$43,299

GAAP net income	$11,401	$6,448	$42,633	$14,011
Adjustments:
Stock-based compensation(a)	4,164	2,881	12,034	9,988
Amortization of intangible assets(b)	9,960	4,239	19,363	11,718
Acquisition and other related(c)	4,308	377	8,472	851
Restructuring(d)	2,098	—	2,098	—
Legal, contract settlements and other(e)	—	—	2,083	900
Inventory adjustments(f)	332	—	332	—
Income tax effect related to non-GAAP adjustments and changes in valuation allowance(g)	(16,491)	(1,906)	(45,795)	(7,430)

Non-GAAP net income	$15,772	$12,039	$41,220	$30,038

GAAP diluted earnings per share	$0.15	$0.09	$0.55	$0.20
Adjustments:
Stock-based compensation(a)	0.05	0.04	0.14	0.14
Amortization of intangible assets(b)	0.12	0.06	0.23	0.16
Acquisition and other related(c)	0.05	0.01	0.10	0.01
Restructuring(d)	0.02	—	0.03	—
Legal, contract settlements and other(e)	—	—	0.02	0.01
Inventory adjustments(f)	—	—	—	—
Income tax effect related to non-GAAP adjustments and changes in valuation allowance(g)	(0.19)	(0.03)	(0.54)	(0.10)
Convertible senior notes(h)	—	(0.01)	—	(0.01)

Non-GAAP diluted earnings per share	$0.20	$0.16	$0.53	$0.41

Shares used in computing GAAP diluted earnings per common share	85,070	70,892	84,061	71,595
Effect of reconciling item(h)(i)	(100)	10,224	(217)	10,078

Shares used in computing non-GAAP diluted earnings per common share	84,970	81,116	83,844	81,673

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line, VeriWave, Inc., Anue Systems, Inc. and our recent acquisition of BreakingPoint Systems, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, amortization of deferred consideration payable to certain pre-acquisition employees of BreakingPoint Systems, Inc., certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring/reorganization plans in light of our recent acquisition of BreakingPoint Systems, Inc. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item represents a one-time charge of $900,000 incurred in the first quarter of 2011 to terminate and settle a development contract, a one-time transition charge of $1.7 million incurred in the first quarter of 2012 in connection with the departure of our former CEO and a one-time charge of $401,000 incurred in the second quarter of 2012 to settle a legal matter. We believe that by excluding these charges, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of the acquisition of BreakingPoint Systems, Inc. recorded in the third quarter of 2012. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f) as well as changes in the valuation allowance relating to the company’s deferred tax assets, which included a $22.6 million and $12.7 million partial release of our valuation allowance in the second and third quarters of 2012, respectively.
(h)	This reconciling item for the non-GAAP diluted earnings per share calculation for the three and nine months ended September 30, 2011 includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.
(i)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.